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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-effective Amendment No. 2 to the Registration Statement on Form S-11 of our report dated March 12, 2003, relating to the financial statements and financial statement schedule of Corporate Property Associates 15 Incorporated which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 1, 2003